Exhibit 3(i)-1

BCS/CD-515(Rev. 11/11)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received	ADJUSTED PURSUANT TO TELEPHONE AUTHORIZATION	Kerry Crenshaw
JUL 26 2012	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	FILED JUL 26 2012

Name D. Kerry Crenshaw - Clark Hill PLC		Administrator BUREAU OF COMMERCIAL SERVICES
Address 500 Woodward Avenue, Suite 3500
City State ZIP Code Detroit MI 48226		EFFECTIVE DATE:

Document will be returned to the name and address you enter above.
If left blank, document will be returned to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: Universal Truckload Services, Inc.
2. The identification number assigned by the Bureau is:	248-24C

3. Article III of the Articles of Incorporation is hereby amended to read as follows:

ARTICLE III

Paragraph 1. is amended to read as follows:

1.      Common Shares         One Hundred Million (100,000,000)

2.      Preferred Shares         Five Million (5,000,000)

The remainder of Article III remains unchanged and shall continue in full force and effect.

COMPLETE ONLY ONE OF THE FOLLOWING:

4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the            day of

        ,         , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this          day of         ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 25th day of July, 2012, by the: (check one of the following)

☐       shareholders at a meeting in accordance with Section 611(3) of the Act.

☑       written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐       written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☐       board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 26th day of July, 2012

By
(Signature of an authorized officer or agent)

Donald B. Cochran, President & CEO (Type or Print Name)

BCS/CD-515 (Rev. 11/11)		Name of person or organization remitting fees.
Preparer’s Name	D. Kerry Crenshaw	Universal Truckload Services, Inc.

Business telephone number	(313) 965-8266

INFORMATION AND INSTRUCTIONS

1.	This form may be used to draft your Certificate of Amendment to the Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice.

2.	Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

Since the document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.	This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. of 1972, or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.

4.	Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.	Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.	If the amendment changes the term of existence to other than perpetual, all nonprofit corporations except churches must obtain a consent to dissolution, or a written statement that the consent is not required, from the Michigan Attorney General, Consumer Protection and Charitable Trusts Division, P.O. Box 30214, Lansing, MI 48909, (517) 373-1152. Application for the consent should be made at least 45 days before the desired effective date of the dissolution. This certificate cannot be filed unless it is accompanied by the consent or written statement.

7.	This document is effective on the date endorsed “filed” by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.	Signatures:

Profit Corporations: (Complete either Item 4 or Item 5)

  1) Item 4 must be signed by at least a majority of the Incorporators listed in the Articles of Incorporation.

  2) Item 5 must be signed by an authorized officer or agent of the corporation.

Nonprofit Corporations: (Complete either Item 4 or Item 6)

1) Item 4 must be signed by all incorporators listed in the Articles of Incorporation.

2) Item 6 must be signed by either the president, vice-president, chairperson or vice-chairperson.

9.	FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

NONREFUNDABLE FEE:                                     $10.00

ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:

Amount of Increase	Fee
1-60,000	$50.00
60,001-1,000,000	$100.00
1,000,001-5,000,000	$300.00
5,000,001-10,000,000	$500.00
More than 10,000,000	$500.00	for first 10,000,000 plus $1000.00 for each additional 10,000,000, or portion thereof

Submit with check or money order by mail:

Michigan Department of Licensing and Regulatory Affairs

Bureau of Commercial Services

Corporation Division

P.O. Box 30054

Lansing, MI 48909

To submit in person:

2501 Woodlake Circle

Okemos, MI

Telephone: (517) 241-6470

Fees may be paid by check, money order, VISA or Mastercard when delivered in person to our office.

MICH-ELF (Michigan Electronic Filing System):

First Time Users: Call (517) 241-6470, or visit our website at http://www.michigan.gov/corporations

Customer with MICH-ELF Filer Account: Send document to (517) 636-6437

LARA is an equal opportunity employer/program. Auxiliary aids, services and other reasonable accommodations are available upon request to individuals with disabilities.